Exhibit 10.23.1
CERTIFICATE OF INCORPORATION
OF
IMKI VENTURES, INC.
THE UNDERSIGNED, acting as the incorporator of a corporation under, and in accordance with, the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the “DGCL”), hereby adopts the following Certificate of Incorporation for such corporation:
ARTICLE I
NAME
The name of the corporation is IMKI Ventures, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The street address of the initial registered office of the Corporation in the State of Delaware is 615 Dupont Highway in the City of Dover, County of Kent, and the name of the Corporation’s initial registered agent at such address is Capitol Services, Inc.
ARTICLE IV
CAPITALIZATION
The total number of shares of capital stock that the Corporation is authorized to issue is one thousand (1,000) shares, all of which shares shall be Common Stock having a par value of $0.001 per share.
ARTICLE V
INCORPORATOR
The name and mailing address of the incorporator is as follows:

Name	Address

Corey G. Prestidge	5424 Deloache Avenue
Dallas, Texas 75220

Certificate of Incorporation – IMKI Ventures, Inc.

ARTICLE VI
DIRECTORS
Section 6.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By-Laws (the “By-Laws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.
Section 6.2 Election. Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.
Section 6.3 Initial Director. Upon the filing of this Certificate, the powers of the incorporator shall terminate. The name and mailing address of the person who is to serve as the initial director until the first annual meeting of stockholders of the Corporation and such director’s successor is elected and qualified is as follows:

Name	Address

Darin Divinia	320 South Walton
Dallas, Texas 75226
ARTICLE VII
BY-LAWS
In furtherance, and not in limitation, of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1 Limitation of Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 8.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Certificate of Incorporation — IMKI Ventures, Inc.

Section 8.2 Indemnification.
(a) Each person who is or was made a party, or is threatened to be made a party, to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 8.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
(b) The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights that any Covered Person may have, or hereafter acquire, under law, this Certificate, the By Laws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Certificate of Incorporation — IMKI Ventures, Inc.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.
ARTICLE IX
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in ARTICLE VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by, and pursuant to, this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.
[Signature page follows]

Certificate of Incorporation — IMKI Ventures, Inc.

IN WITNESS WHEREOF, the incorporator of the Corporation hereto has caused this Certificate of Incorporation to be duly executed as of August 29, 2007.
/s/ COREY PRESTIDGE

Corey G. Prestidge, Incorporator